June 2026

Pricing Supplement No. 16,565

Registration Statement Nos. 333-293641; 333-293641-01

Dated June 11, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF (each referred to as an “underlying”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.

￭Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the lowest performing underlying from its starting price to its ending price. The maturity payment amount will reflect the following terms:

￭If the price of the lowest performing underlying increases (regardless of the extent of that increase), stays the same or decreases but the decrease is to a price that is greater than or equal to its threshold price, you will receive the face amount plus the contingent fixed return of 13.00% of the face amount ($130 per face amount).

￭If the price of the lowest performing underlying decreases to a price less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing underlying from its starting price, and you will lose more than 35%, and possibly all, of the face amount

￭The lowest performing underlying is the underlying that has the lowest underlying return

￭The threshold price for each underlying is equal to 65% of its starting price

￭Investors may lose up to 100% of the face amount

￭The securities are for investors who are willing to risk their investment and forgo current income in exchange for the contingent fixed return feature that applies only if the ending price of each underlying is greater than or equal to its respective threshold price

￭Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending price of the lowest performing underlying significantly exceeds its starting price; you will not participate in any appreciation of the lowest performing underlying beyond the contingent fixed return

￭Your return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying. You will not benefit in any way from the performance of the better performing underlyings. Therefore, you will be adversely affected if any underlying performs poorly, even if the other underlyings perform favorably

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings

The current estimated value of the securities is $965.40 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$10.75	$989.25
Total	$500,000	$5,375	$494,625

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $10.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $5.00 per security, and WFA will receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 24, 2027, subject to postponement if the calculation day is postponed*
Underlyings:

State Street® Technology Select Sector SPDR® ETF (the “XLK Shares”), State Street® S&P® Biotechnology Select Industry ETF (the “XBI Shares”) and the State Street® Utilities Select Sector SPDR® ETF (the “XLU Shares”) (each referred to as an “underlying,” and collectively as the “underlyings”)

Fund underlying index:

With respect to the XLK Shares, the Technology Select Sector Index

With respect to the XBI Shares, the State Street® S&P® Biotechnology Select Industry Index

With respect to the XLU Shares, the Utilities Select Sector Index

Fund underlying index sponsor:	With respect to each of the XLK Shares, the XBI Shares and the XLU Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Aggregate face amount:	$500,000
Maturity payment amount:

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

￭If the ending price of the lowest performing underlying is greater than or equal to its threshold price:

$1,000 + contingent fixed return; or

￭If the ending price of the lowest performing underlying is less than its threshold price:

$1,000 + ($1,000 × underlying return of lowest performing underlying)

If the ending price of the lowest performing underlying is less than its threshold price, you will lose more than 35%, and possibly all, of the face amount of your securities at maturity.

Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive at maturity will be the maturity payment amount, defined and calculated as provided in this document.

Contingent fixed return:	13.00% per face amount ($130 per face amount)
Lowest performing underlying:	The underlying with the lowest underlying return
Underlying return:	With respect to an underlying, the percentage change from its starting price to its ending price, measured as follows: ending price – starting price starting price
Fund closing price:

For each underlying, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement for principal at risk securities.

Starting price:

With respect to the XLK Shares: $183.21, its fund closing price on the pricing date.

With respect to the XBI Shares: $132.74, its fund closing price on the pricing date.

With respect to the XLU Shares: $44.05, its fund closing price on the pricing date.

Ending price:	With respect to each underlying, its fund closing price on the calculation day.
Calculation day:	June 21, 2027**, subject to postponement for non-trading days and certain market disruption events
Threshold price:	With respect to the XLK Shares: $119.0865, which is equal to 65% of its starting price. With respect to the XBI Shares: $86.281, which is equal to 65% of its starting price.

June 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

With respect to the XLU Shares: $28.6325, which is equal to 65% of its starting price.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	June 11, 2026
Original issue date:	June 16, 2026 (3 business days after the pricing date)
CUSIP / ISIN:	61781GKA8 / US61781GKA84
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

*Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

**Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

June 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $965.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent fixed return and the threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

June 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027 (the “securities”) may be appropriate for investors who:

￭Seek a contingent fixed return if the ending price of the lowest performing underlying is greater than or equal to its threshold price

￭Understand that if the ending price of the lowest performing underlying is less than its threshold price, they will be fully exposed to the decline in the lowest performing underlying from its starting price and will receive significantly less than the face amount, and possibly nothing, at maturity

￭Understand that any positive return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending price of the lowest performing underlying exceeds its threshold price

￭Understand that the return on the securities will depend solely on the performance of the lowest performing underlying and that they will not benefit in any way from the performance of any better performing underlying

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying

￭Understand and are willing to accept the full downside risks of each underlying

￭Are willing to forgo interest payments on the securities and dividends on the underlyings and the stocks composing the fund underlying indices

￭Are willing to hold the securities to maturity

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a return that is not limited by a contingent fixed payment

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity

￭Are unwilling to accept the risk that the fund closing price of the lowest performing underlying may decrease by more than 35% from its starting price, resulting in a loss of a significant portion or all of the initial investment

￭Seek full return of the face amount of the securities at maturity

￭Seek current income from their investments

￭Are unwilling to accept the risk of exposure to each of the underlyings

￭Seek exposure to the lowest performing underlying but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying

￭Are unwilling to accept our credit risk

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for principal at risk securities for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “State Street® Technology Select Sector SPDR® ETF Overview,” “State Street® S&P® Biotechnology Select Industry ETF Overview” and “State Street® Utilities Select Sector SPDR® ETF” below.

June 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Determining Maturity Payment Amount

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

June 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on a range of hypothetical underlying returns of the lowest performing underlying and the following terms:

Face amount:	$1,000 per security
Contingent fixed return:	13.00% of the face amount
Threshold price:	65% of the starting price of the lowest performing underlying

Securities Payoff Diagram

The lowest performing underlying
The securities
Maturity payment amount per security
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000 face amount + $130 contingent fixed return
35% contingent downside protection
-35%
13.00%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Underlying return of the lowest performing underlying

June 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the prices of the underlyings relative to their respective starting prices. We cannot predict the ending prices of the underlyings on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the underlyings. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive per $1,000 face amount of securities at maturity will be the maturity payment amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the maturity payment amount on a hypothetical offering of the securities, based on the following terms*:

Investment term:	Approximately 1 year
Hypothetical starting price:	With respect to the XLK Shares: $100.00 With respect to the XBI Shares: $100.00 With respect to the XLU Shares: $100.00
Hypothetical threshold price:

With respect to the XLK Shares, $65.00, which is 65% of its respective hypothetical starting price

With respect to the XBI Shares, $65.00, which is 65% of its respective hypothetical starting price

With respect to the XLU Shares, $65.00, which is 65% of its respective hypothetical starting price

Contingent fixed return:	13.00% of the face amount ($130 per face amount)

*The hypothetical starting price of $100.00 for each underlying has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying. The actual starting prices and threshold prices are set forth under “Final Terms” above. For historical data regarding the actual fund closing prices of the underlyings, see the historical information set forth herein.

Example 1 — Each underlying appreciates substantially over the term of the securities, and investors therefore receive the face amount plus the contingent fixed return. Investors do not participate in the appreciation of any of the underlyings.

Ending price		XLK Shares: $200.00 XBI Shares: $250.00 XLU Shares: $240.00
Underlying return		XLK Shares: ($200.00 – $100.00) / $100.00 = 100% XBI Shares: ($250.00 – $100.00) / $100.00 = 150% XLU Shares: ($240.00 – $100.00) / $100.00 = 140%
Maturity payment amount	=	$1,000 + contingent fixed return
	=	$1,000 + $130
	=	$1,130

In example 1, the ending price of each of the XLK Shares, XBI Shares and XLU Shares is greater than its starting price. The XLK Shares have appreciated by 100%, the XBI Shares have appreciated by 150%, while the XLU Shares have appreciated by 140%. Therefore, investors receive at maturity the face amount plus the contingent fixed return of $130 per face amount. Investors receive $1,130 per security at maturity.

June 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Example 2 — Two of the underlyings appreciate while one declines over the term of the securities, but none of the underlyings declines below its respective threshold price. Investors receive the face amount plus the contingent fixed return.

Ending price		XLK Shares: $110.00 XBI Shares: $80.00 XLU Shares: $120.00
Underlying return		XLK Shares: ($110.00 – $100.00) / $100.00 = 10% XBI Shares: ($80.00 – $100.00) / $100.00 = -20% XLU Shares: ($120.00 – $100.00) / $100.00 = 20%
Maturity payment amount	=	$1,000 + contingent fixed return
	=	$1,000 + $130
	=	$1,130

In example 2, the ending prices of both the XLK Shares and the XLU Shares are greater than the respective starting prices, while the ending price of the XBI Shares is less than its starting price, but is greater than or equal to its respective threshold price. Therefore, investors receive at maturity the face amount plus the contingent fixed return of $130 per face amount.

Example 3 — Each underlying declines below its respective threshold price. Investors are therefore exposed to the decline in the lowest performing underlying from its starting price.

Ending price		XLK Shares: $60.00 XBI Shares: $40.00 XLU Shares: $30.00
Underlying return		XLK Shares: ($60.00 – $100.00) / $100.00 = -40% XBI Shares: ($40.00 – $100.00) / $100.00 = -60% XLU Shares: ($30.00 – $100.00) / $100.00 = -70%
Maturity payment amount	=	$1,000 + [$1,000 × underlying return of lowest performing underlying]
	=	$1,000 + [$1,000 ×-70%]
	=	$300

In example 3, the ending price of each underlying is less than its respective threshold price. The XLK Shares have declined by 40%, the XBI Shares have declined by 60%, while the XLU Shares have declined by 70%. Therefore, investors are exposed to the negative performance of the XLU Shares, which is the lowest performing underlying in this example. Investors receive a maturity payment amount of $300.

Because the maturity payment amount of the securities is based on the lowest performing underlying, a decline in any of the underlyings below its respective threshold price will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much.

June 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Lowest Performing Underlying	Performance of the Securities
Ending Price	Underlying Return	Maturity Payment Amount	Return on Securities(1)
$200	100.00%	$1,130.00	13.00%
$190	90.00%	$1,130.00	13.00%
$180	80.00%	$1,130.00	13.00%
$170	70.00%	$1,130.00	13.00%
$160	60.00%	$1,130.00	13.00%
$150	50.00%	$1,130.00	13.00%
$140	40.00%	$1,130.00	13.00%
$130	30.00%	$1,130.00	13.00%
$120	20.00%	$1,130.00	13.00%
$110	10.00%	$1,130.00	13.00%
$105	5.00%	$1,130.00	13.00%
$100(2)	0.00%	$1,130.00	13.00%
$95	-5.00%	$1,130.00	13.00%
$90	-10.00%	$1,130.00	13.00%
$80	-20.00%	$1,130.00	13.00%
$70	-30.00%	$1,130.00	13.00%
$65	-35.00%	$1,130.00	13.00%
$64	-36.00%	$640.00	-36.00%
$60	-40.00%	$600.00	-40.00%
$50	-50.00%	$500.00	-50.00%
$40	-60.00%	$400.00	-60.00%
$30	-70.00%	$300.00	-70.00%
$20	-80.00%	$200.00	-80.00%
$10	-90.00%	$100.00	-90.00%
$0	-100.00%	$0.00	-100.00%

(1)The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(2)The hypothetical starting price of the lowest performing underlying.

June 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest, and you will lose more than 35%, and possibly all, of the face amount of your securities at maturity if the ending price of the lowest performing underlying is less than its respective threshold price. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending price of the lowest performing underlying is less than its threshold price, which is 65% of the starting price, you will lose more than 35%, and possibly all, of the face amount of your securities at maturity. Investors may lose their entire investment in the securities.

￭Your potential return on the securities is fixed and limited. Your potential return on the securities at maturity is limited to the contingent fixed return. Your return on the securities will not exceed the contingent fixed return, even if the lowest performing underlying appreciates by significantly more than the return represented by the contingent fixed return. If the lowest performing underlying appreciates by more than the return represented by the contingent fixed return, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the lowest performing underlying.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the trading price, volatility (frequency and magnitude of changes in price) and dividend yield of the underlyings or the stocks composing the fund underlying indices, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equities markets generally and which may affect the ending prices of the underlyings and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The prices of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “State Street® Technology Select Sector SPDR® ETF Overview,” “State Street® S&P® Biotechnology Select Industry ETF Overview” and “State Street® Utilities Select Sector SPDR® ETF” below. You may receive less, and possibly significantly less, than the face amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the values of the underlyings at any time other than the calculation day. The ending price of each underlying will be based on the fund closing price of such underlying on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if all of the underlyings appreciate prior to the calculation day but the price of any of the underlyings decreases by the calculation day, the maturity payment amount will be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the prices of the underlyings prior to such decrease. Although the actual prices of the underlyings on the maturity date or at other times during the term of the securities may be higher than their respective ending prices, the maturity payment amount will be based solely on the fund closing prices of the underlyings on the calculation day.

June 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the fund underlying indices. Investing in the securities is not equivalent to investing in the underlyings, the fund underlying indices or the stocks that constitute the fund underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the fund underlying indices.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the threshold prices and the ending prices and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of a fund closing price of an underlying in the event of a market disruption event with respect to such underlying or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities— Certain Terms for Securities Linked to a Fund—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate

June 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the fund underlying indices), including trading in the underlyings and in other instruments related to the underlyings or fund underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlyings or the stocks that constitute the fund underlying indices and other financial instruments related to the fund underlying indices and the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying, and, therefore, could increase the price at or above which such underlying must close on the calculation day so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the price of an underlying on the calculation day, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If any underlying declines to below its respective threshold price as of the calculation day, you will be exposed to the negative performance of the lowest performing underlying at maturity, even if the other underlyings have appreciated or have not declined as much, and you will lose a significant portion or all of your investment. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to just the performance of one underlying. With three underlyings, it is more likely that any underlying will decline to below its threshold price as of the calculation day, than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a significant loss on your investment.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the XLK Shares are stocks of companies whose primary business is directly associated with the technology sector,

June 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the XLK Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the XLK Shares and, therefore, on the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector. The stocks included in the S&P® Biotechnology Select Industry Index and that are generally tracked by the State Street® S&P® Biotechnology Select Industry ETF are stocks of companies primarily engaged in research, development, manufacturing and/or marketing of products based on genetic analysis and genetic engineering. Because the value of the securities is linked to the performance of the XBI Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector.  Industry-specific risks to which companies in the biotechnology sector are subject may include the following:

oAfter spending heavily on research and development, their products or services may not prove commercially successful or may become obsolete quickly; existing and expected interest rate levels;

oThe biotechnology industry may be subject to greater governmental regulation than other industries, and changes in governmental policies and the need for regulatory approvals may have a material adverse effect on the industry;

oCompanies in the biotechnology industry are subject to risks arising from new technologies and competitive pressures; and

oCompanies in the biotechnology industry are heavily dependent on patents and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies.

The XBI Shares may be subject to increased price volatility as it is linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. The price of the XBI Shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility

June 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that could affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

￭Adjustments to the underlyings or the fund underlying indices could adversely affect the value of the securities. The fund sponsor to each underlying (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant fund underlying index. Pursuant to its investment strategy or otherwise, the fund sponsor may add, delete or substitute the stocks composing an underlying. Any of these actions could adversely affect the price of such underlying and, consequently, the value of the securities. The fund underlying index sponsor of each fund underlying index may add, delete or substitute the stocks constituting such fund underlying index or make other methodological changes that could change the value of such fund underlying index. The fund underlying index sponsor of each fund underlying index may discontinue or suspend calculation or publication of such fund underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of a fund underlying index, and, consequently, the price of an underlying and the value of the securities.

￭Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the price of the underlyings at any time, including on the calculation day, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

June 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

State Street® Technology Select Sector SPDR® ETF Overview

The State Street® Technology Select Sector SPDR® ETF is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), which is a registered investment company. The Trust consists of numerous separate investment portfolios, including the State Street® Technology Select Sector SPDR® ETF. The State Street® Technology Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. Effective December 1, 2025, the underlier changed its name from Technology Select Sector SPDR® Fund to State Street® Technology Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the State Street® Technology Select Sector SPDR® ETF is accurate or complete.

The following graph sets forth the daily closing prices of the XLK Shares for the period from January 1, 2021 through June 11, 2026. The closing price of the XLK Shares on June 11, 2026 was $183.21. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLK Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLK Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLK Shares at any time, including on the calculation day.

State Street® Technology Select Sector SPDR® ETF Daily Closing Prices January 1, 2021 to June 11, 2026

This document relates only to the securities referenced hereby and does not relate to the XLK Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the XLK Shares.

June 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index. The Technology Select Sector Index includes component stocks in industries such as technology hardware, storage and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; and electronic equipment and instruments. For more information, see “S&P® Select Sector Indices—Technology Select Sector Index” in the accompanying index supplement.

June 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

State Street® S&P® Biotechnology Select Industry ETF Overview

The State Street® S&P® Biotechnology Select Industry ETF is an exchange-traded fund managed by the Trust, which is a registered investment company. The Trust consists of numerous separate investment portfolios, including the State Street® S&P® Biotechnology Select Industry ETF. The State Street® S&P® Biotechnology Select Industry ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the State Street® S&P® Biotechnology Select Industry Index. Effective December 1, 2025, the underlier changed its name from SPDR® S&P® Biotech Fund to State Street® S&P® Biotechnology Select Industry ETF. It is possible that this fund may not fully replicate the performance of the State Street® S&P® Biotechnology Select Industry Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the State Street® S&P® Biotechnology Select Industry ETF is accurate or complete.

The following graph sets forth the daily closing prices of the XBI Shares for the period from January 1, 2021 through June 11, 2026. The closing price of the XBI Shares on June 11, 2026 was $132.74. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XBI Shares have at times experienced periods of high volatility. You should not take the historical prices of the XBI Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XBI Shares at any time, including on the calculation day.

State Street® S&P® Biotechnology Select Industry ETF Daily Closing Prices January 1, 2021 to June 11, 2026

This document relates only to the securities referenced hereby and does not relate to the XBI Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XBI Shares (and therefore the price of the XBI Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the XBI Shares.

June 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XBI Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XBI Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Biotechnology Select Industry Index. The S&P® Biotechnology Select Industry Index (Bloomberg ticker: SPSIBI) is managed by S&P® and is a modified equal weighted index designed to measure the performance of stocks in the S&P® Total Market Index that are classified as part of the Biotechnology sub-industry under the Global Industry Classification Standard.

June 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

State Street® Utilities Select Sector SPDR® ETF Overview

The State Street® Utilities Select Sector SPDR® ETF is an exchange-traded fund managed by the Trust, which is a registered investment company. The Trust consists of numerous separate investment portfolios, including the State Street® Utilities Select Sector SPDR® ETF. The State Street® Utilities Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. Effective December 1, 2025, the underlier changed its name from Utilities Select Sector SPDR® Fund to State Street® Utilities Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the State Street® Utilities Select Sector SPDR® ETF is accurate or complete.

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2021 through June 11, 2026. The closing price of the XLU Shares on June 11, 2026 was $44.05. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLU Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLU Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLU Shares at any time, including on the calculation day.

State Street® Utilities Select Sector SPDR® ETF Daily Closing Prices January 1, 2021 to June 11, 2026

This document relates only to the securities referenced hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the XLU Shares.

June 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

June 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying tax supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2026 Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $10.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $5.00 per security. In addition to the selling concession allowed to WFA, WFS will pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution; Conflicts of Interest" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering.

June 2026 Page 23

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Technology Select Sector SPDR® ETF, the State Street® S&P® Biotechnology Select Industry ETF and the State Street® Utilities Select Sector SPDR® ETF due June 24, 2027

You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

June 2026 Page 24